Exhibit 32

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

                   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                   United States Code), each of the undersigned officers of Ingersoll-Rand Company Limited (the Company), does hereby certify that:

                   The Annual Report on Form 10-K for the year ended December 31, 2004 (the Form 10-K) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  /s/ Herbert L. Henkel
                  Herbert L. Henkel
                  Chief Executive Officer
                  March 14, 2005

                  /s/ Timothy R. McLevish
                  Timothy R. McLevish
                  Chief Financial Officer
                  March 14, 2005